Exhibit 99.1

Golden Star Resources Completes Sale of Shares of True Gold Mining Inc.

and Announces Second Quarter 2013 Conference Call

Toronto, ON – July 29, 2013 – Golden Star Resources Ltd. (NYSE MKT: GSS; TSX: GSC; GSE: GSR) (“Golden Star” or the “Company”) announced today that it has completed the sale of 24,521,000 shares of True Gold Mining Inc. for total net proceeds of $7,356,330 to the Company. The sale of shares was completed as the investment was considered non-core to Golden Star.

Second Quarter Financial Results, Conference Call, and Webcast

The Company plans to release its second quarter financial results before market open on August 12th, 2013. On August 12, 2013 the Company will conduct a conference call and webcast at 10:00 a.m. Eastern Time for interested analysts and investors. Please call in at least five minutes prior to the conference call start time to ensure prompt access to the conference. The call can be accessed by telephone or by webcast as follows:

Participants (North America): (877) 407-8289

Participants (Outside U.S. and Canada): (201) 689-8341

Webcast: www.gsr.com

A recording of the conference call will be available until September 2, 2013, through the Company’s website at www.gsr.com or by dialing:

North America: (877) 660-6853

International (Outside U.S. and Canada): (201) 612-7415

Conference ID number: 418620

Company profile:

Golden Star holds a 90% equity interest in Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, which respectively own the Bogoso/Prestea and Wassa/HBB open-pit gold mines in Ghana. In addition, Golden Star has a 90% interest in the Prestea Underground mine in Ghana. Golden Star also holds gold exploration interests elsewhere in Ghana, in other parts of West Africa and in Brazil in South America.

Golden Star Resources Ltd. (www.gsr.com) PR 13-19 – Sale of True Gold Inc. Shares Page 1 of 2

For further information, please contact:

GOLDEN STAR RESOURCES LTD.

Jeff Swinoga, Executive Vice President and Chief Financial Officer

416-583-3803

INVESTOR RELATIONS

Belinda Labatte, The Capital Lab, Inc.

647-427-0208

Greg DiTomaso, The Capital Lab, Inc.

647-427-0208

Golden Star Resources Ltd. (www.gsr.com) PR 13-19 – Sale of True Gold Inc. Shares Page 2 of 2